Exhibit 99.1

Myers Industries Announces Fourth Quarter and Full Year 2024 Results

Fourth Quarter Net Sales Increased by 7% Led by Material Handling Business with Margin Expansion

New Leadership Initiates “Focused Transformation” Centered on Optimizing Business Structure, Delivering Results, Improving Cost Competitiveness and Enabling Growth Opportunities. Commits to Deliver Annualized Cost Savings, Primarily in SG&A, of $20 Million by Year-end 2025.

Board Authorizes a New $10 Million 2025 Share Repurchase Program Enabling Meaningful Capital Return to Shareholders while Investing in Growth

March 6, 2025, Akron, Ohio - Myers Industries Inc. (NYSE: MYE), a leading manufacturer of products that protect the world from the ground up, today announced results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights vs. Prior Year

•
Net sales of $203.9 million compared with $191.1 million
•
Gross margin of 32.3%, up 230 basis points
•
GAAP net income per diluted share of $0.11 compared with $0.34
•
Adjusted earnings per diluted share of $0.19 compared with $0.29
•
Adjusted EBITDA of $27.5 million, compared to $21.8 million
•
Additional debt paydown of $13 million in the fourth quarter

Full Year 2024 Financial Highlights vs. Prior Year

•
Net sales of $836.3 million compared with $813.1 million
•
Gross margin of 32.4%, up 50 basis points
•
GAAP net income per diluted share of $0.19 compared with $1.32
•
Adjusted earnings per diluted share of $1.04 compared with $1.39
•
Adjusted EBITDA of $122.2 million, compared to $98.0 million
•
Cash flow provided by operations of $79.3 million and free cash flow of $54.9 million
•
Reduced total debt by $26 million since March 31, 2024 after the acquisition of Signature Systems

Myers Industries’ new President and CEO Aaron Schapper commented, “During my first two months with Myers, I have met with many members of our organization and have been impressed with and encouraged by their dedication and desire to drive improvement. There are tremendous opportunities here and I am confident that we will build a brighter future working together. To begin this journey, we are launching a process to refine our strategy to create value and deliver results. We are acting with a sense of urgency to ensure we deliver on our commitments and drive improved results. Going forward, we will prioritize high-value opportunities while implementing a strategic and disciplined cost optimization plan. I am excited about the opportunity we have at Myers to improve our businesses and position the Company for growth.”

Schapper added, “In closing 2024, we reported solid fourth quarter financial results with margin growth led by our Signature and Scepter brands, demonstrating the valuable assets we have within our portfolio. Building on these results, we are launching our 'Focused Transformation' program with a target to implement $20 million of annualized cost savings, primarily in SG&A, by year-end 2025. Equally important, we will conduct a comprehensive review of the Myers portfolio, focusing on where we can add the most value while highlighting the unique differentiators that set us apart from our peers. I look forward to sharing a more detailed plan for performance improvement soon.”

Myers also announced that the Board approved the 2025 Share Repurchase Program under which the Company is authorized to repurchase up to $10 million of common stock. The 2025 Share Repurchase Program replaces the Company’s previously authorized 2013 share repurchase program and becomes effective March 10. Schapper added, “This Program reflects our confidence in the strength of our business and our commitment to return cash to shareholders as part of our disciplined capital allocation framework.”

Fourth Quarter 2024 Financial Summary

	Quarter Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	% Inc (Dec)
Net sales	$203,876	$191,077	6.7%
Gross profit	$65,889	$57,232	15.1%
Gross margin	32.3%	30.0%
Operating income	$14,637	$18,603	(21.3)%
Net income	$4,297	$12,539	(65.7)%
Net income per diluted share	$0.11	$0.34	(67.6)%

Adjusted operating income	$17,637	$15,893	11.0%
Adjusted net income	$7,308	$10,889	(32.9)%
Adjusted earnings per diluted share	$0.19	$0.29	(34.5)%
Adjusted EBITDA	$27,470	$21,775	26.2%

Net sales were $203.9 million, an increase of $12.8 million, or 6.7%, compared with $191.1 million for the fourth quarter of 2023. The increase in net sales was fueled by contributions from the acquisition of Signature Systems, and consumer fuel can sales, both of which benefited from hurricane recovery efforts, and partially offset by weaker Distribution Segment volumes and lower cyclical seed box sales in our Food and Beverage end market.

Gross profit increased $8.7 million, or 15.1%, to $65.9 million, driven by performance at Signature Systems and favorable product mix, partially offset by lower pricing and volume. Gross margin improved 230 basis points to 32.3% compared with 30.0% for the fourth quarter of 2023. Selling, general and administrative expenses (“SG&A”) were $51.3 million and increased year-over-year, primarily due to incremental SG&A from Signature inclusive of their intangible amortization and insurance recovery that reduced legal fees in the prior year, partially offset by lower incentive compensation. SG&A as a percent of sales was 25.2% vs 20.3% in the prior year.

Fourth Quarter 2024 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q4 2024 Results	$152.7	$25.9	17.0%		$34.7	22.7%
Q4 2023 Results	$126.9	$29.9	23.6%		$28.4	22.4%
$ Increase (decrease) vs prior year	$25.8	($4.0)			$6.3
% Increase (decrease) vs prior year	20.3%	(13.4)%	-660	bps	22.3%	+30	bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $152.7 million, an increase of $25.8 million, or 20.3%, compared with $126.9 million for the fourth quarter of 2023. Sales from the addition of Signature Systems were partly offset by cyclical sales declines, primarily in Seed boxes within the Food and Beverage end markets.

Operating income was $25.9 million compared with $29.9 million in the fourth quarter of 2023 primarily due to the lower sales volume and pricing in the Buckhorn business, and more than offset by the Signature acquisition. Material Handling’s operating income margin was 17.0% compared with 23.6% in the fourth quarter of 2023 due to SG&A expenses that increased year-over-year, primarily due to incremental SG&A from Signature inclusive of their intangible amortization and insurance recovery that reduced legal fees in the prior year, partially offset by lower incentive compensation. Adjusted EBITDA increased 22.3% to $34.7 million, compared with $28.4 million in the fourth quarter of 2023 primarily attributed to the Signature acquisition, partially offset by higher material costs and lower sales volume and pricing in the legacy business.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Q4 2024 Results	$51.2	($1.6)	-3.0%		($0.3)	-0.6%
Q4 2023 Results	$64.2	$0.3	0.5%		$1.2	1.8%
$ Increase (decrease) vs prior year	($13.0)	($1.9)			($1.5)
% Increase (decrease) vs prior year	(20.2)%	NM	-350	bps	NM	-240	bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $51.2 million, a decrease of $13.0 million, or 20.2%, compared with $64.2 million for the fourth quarter of 2023. The decrease was primarily driven by lower volume and pricing.

Operating income decreased $1.9 million to $(1.6) million, compared with $0.3 million for the fourth quarter of 2023. Adjusted EBITDA decreased to $(0.3) million, compared with $1.2 million in the fourth quarter of 2023. The decrease in operating income and adjusted EBITDA was primarily due to lower volume and pricing. SG&A expenses decreased year-over-year, primarily due to lower payroll costs. The Distribution segment's operating income margin was (3.0)% compared with 0.5% for the fourth quarter of 2023. The Distribution segment’s adjusted EBITDA margin was (0.6)%, compared with 1.8% for the fourth quarter of 2023.

Full Year 2024 Financial Summary

	Year Ended December 31,
(Dollars in thousands, except per share data)	2024	2023	% Inc (Dec)
Net sales	$836,281	$813,067	2.9%
Gross profit	$270,805	$259,086	4.5%
Gross margin	32.4%	31.9%
Operating income	$44,480	$72,405	(38.6)%
Net income	$7,201	$48,867	(85.3)%
Net income per diluted share	$0.19	$1.32	(85.6)%

Adjusted operating income	$83,645	$75,261	11.1%
Adjusted net income	$39,004	$51,684	(24.5)%
Adjusted earnings per diluted share	$1.04	$1.39	(25.2)%
Adjusted EBITDA	$122,238	$98,047	24.7%

Net sales were $836.3 million, an increase of $23.2 million, or 2.9%, compared with $813.1 million for full year 2023. The increase in net sales was driven by contributions from the acquisition of Signature Systems, partially offset by lower volumes and pricing in both the Material Handling and Distribution segments.

Gross profit increased $11.7 million, or 4.5%, to $270.8 million, driven by performance at Signature Systems and favorable product mix, partially offset by lower volume and pricing as well as the impact from acquisition-related inventory step-up amortization, higher costs of restructuring and unfavorable cost productivity. Gross margin improved 50 basis points to 32.4% compared with 31.9% full year 2023. SG&A expenses were $204.1 million, an increase of $17.2 million, primarily due to the addition of Signature and partially offset by lower compensation expenses. SG&A as a percent of sales was 24.4% vs 23.0% in the prior year due to costs related to the acquisition. The company also recorded a $22.0 million non-cash goodwill impairment charge in the third quarter for the full carrying value of goodwill related to prior rotational molding acquisitions.

Full Year 2024 Segment Results

(Dollar amounts in the segment tables below are reported in millions)

Material Handling

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Full Year 2024 Results	$621.7	$77.8	12.5%		$142.2	22.9%
Full Year 2023 Results	$555.3	$100.1	18.0%		$113.8	20.5%
$ Increase (decrease) vs prior year	$66.4	($22.3)			$28.4
% Increase (decrease) vs prior year	12.0%	(22.3)%	-550	bps	25.0%	+240	bps

Items in this table may not recalculate due to rounding

Net sales for the Material Handling segment were $621.7 million, an increase of $66.4 million, or 12.0%, compared with $555.3 million in 2023. Sales from the addition of Signature Systems were partly offset by decreased volumes and lower pricing. Operating income was $77.8 million compared with $100.1 million in 2023. The decline was primarily driven by lower pricing and volume as well as a $22.0 million non-cash goodwill impairment in the third quarter, partially offset by the Signature acquisition. Material Handling’s operating income margin was 12.5%, compared with 18.0% in 2023. Adjusted EBITDA increased 25.0% to $142.2 million, compared with $113.8 million in 2023. SG&A expenses increased year-over-year, primarily due to incremental SG&A from Signature inclusive of their intangible amortization and insurance recovery that reduced legal fees in the prior year, partially offset by lower incentive compensation. Adjusted EBITDA margin improved by 240 basis points, primarily attributed to the Signature acquisition, partially offset by higher material costs and lower sales volume and pricing in the legacy business.

Distribution

	Net Sales	Op Income	Op Income Margin		Adj EBITDA	Adj EBITDA Margin
Full Year 2024 Results	$214.8	$3.4	1.6%		$8.0	3.7%
Full Year 2023 Results	$257.9	$11.0	4.3%		$15.9	6.2%
$ Increase (decrease) vs prior year	($43.1)	($7.6)			($7.9)
% Increase (decrease) vs prior year	(16.7)%	(69.3)%	-270	bps	(49.5)%	-250	bps

Items in this table may not recalculate due to rounding

Net sales for the Distribution segment were $214.8 million, a decrease of $43.1 million, or 16.7%, compared with $257.9 million in the prior year. The decrease was primarily driven by lower volume as well as slightly lower pricing. Operating income decreased $7.6 million to $3.4 million, compared with $11.0 million for full-year 2023. Adjusted EBITDA decreased to $8.0 million, compared with $15.9 million in 2023. The decrease in operating income and adjusted EBITDA was primarily due to lower volume and pricing. SG&A expenses decreased year-over-year, primarily due to lower incentive costs. The Distribution segment's operating income margin was 1.6% compared with 4.3% for 2023, and adjusted EBITDA margin was 3.7%, compared with 6.2% in the prior year.

Balance Sheet & Cash Flow

As of December 31, 2024, the Company’s cash on hand totaled $32.2 million and the Company’s total debt was $383.6 million. Debt reduction continues to be a capital allocation priority for the Company. The Company reduced its total debt by $26 million since March 31, 2024, which was the quarter that Signature Systems was acquired, and Myers recapitalized the Company in order to complete the acquisition. Under the terms of the Company’s loan agreement, its net leverage ratio was 2.7x with $244.7 million of availability under its revolving credit facility as of December 31, 2024.

For the fourth quarter of 2024, cash flow provided by operations was $27.3 million and free cash flow was $20.2 million, compared with cash flow provided by operations of $15.4 million and free cash flow of $11.8 million for the fourth quarter of 2023. The increase in free cash flow was driven primarily by strong accounts receivable collections and inventory reduction. Capital expenditures for the fourth quarter of 2024 were $7.1 million compared with $3.6 million for the fourth quarter of 2023.

For the full year of 2024, cash flow provided by operations was $79.3 million and free cash flow was $54.9 million, compared with cash flow provided by operations of $86.2 million and free cash flow of $63.3 million for the full year of 2023. The decrease in cash flow was driven primarily by reductions in accounts receivable and inventory, partly offset by reductions in accounts payable. Capital expenditures for the full year of 2024 were $24.4 million, compared with $22.9 million for the full year of 2023.

2025 Guidance

Schapper stated "As we launch our 'Focused Transformation' program, we are committed to a culture of accountability and transparency. While we complete an assessment of our business and key strategies with a focus on driving long-term growth, we are temporarily suspending our practice of issuing formal annual guidance until we are able to provide a detailed outlook based upon our completed evaluation. We are encouraged by the overall sales trajectory of our business and confident in our ability to continue driving margin improvement in 2025."

Conference Call Details

The Company will host an earnings conference call and webcast for investors and analysts on Thursday, March 6, 2025, at 8:30 a.m. ET. The call is anticipated to last less than one hour and may be accessed using the following online participation registration link: https://www.netroadshow.com/events/login?show=02f7baf5&confId=76932. Upon registering, each participant will be provided with call details and a registrant ID. Reminders will also be sent to registered participants via email. Alternatively, the conference call will be available via a live webcast. To access the live webcast or a replay, visit the Company's website www.myersindustries.com and click on the Investor Relations tab. An archived replay of the call will also be available on the site shortly after the event. To listen to the telephone replay, callers should dial: (U.S. Local) 1-929-458-6194 or (U.S. Toll-Free) 1-866-813-9403 and use access code 461896.

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP measures in this release. Adjusted gross profit, adjusted gross margin, adjusted operating income (loss), adjusted operating income margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, adjusted net income, adjusted earnings per diluted share (adjusted EPS), and free cash flow are non-GAAP financial measures and are intended to serve as a supplement to results provided in accordance with accounting principles generally accepted in the United States. Myers Industries believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

About Myers Industries

Myers Industries Inc., based in Akron, Ohio, is a manufacturer of sustainable plastic and metal products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest distributor of tools, equipment and supplies for the tire, wheel, and under-vehicle service industry in the United States. Visit www.myersindustries.com to learn more.

Caution on Forward-Looking Statements

Statements in this release include “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. Forward-looking statements can be identified by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” or variations of these words, or similar expressions. These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, these statements inherently involve a wide range of inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. The Company’s actual actions, results, and financial condition may differ materially from what is expressed or implied by the forward-looking statements.

Specific factors that could cause such a difference on our business, financial position, results of operations and/or liquidity include, without limitation, raw material availability, increases in raw material costs, or other production costs; risks associated with our strategic growth initiatives or the failure to achieve the anticipated benefits of such initiatives; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; operational problems at our manufacturing facilities or unexpected failures at those facilities; future economic and financial conditions in the United States and around the world; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; unforeseen events, including natural disasters, unusual or severe weather events and patterns, public health crises, geopolitical crises, and other catastrophic events; and other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including without limitation, the risk factors disclosed in Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023. Given these factors, as well as other variables that may affect our operating results, readers should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, nor use historical trends to anticipate results or trends in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company expressly disclaims any obligation or intention to provide updates to the forward-looking statements and the estimates and assumptions associated with them.

Contact: Meghan Beringer, Senior Director Investor Relations, 252-536-5651

M-INV

Source: Myers Industries, Inc.

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except share and per share data)

	Quarter Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net sales	$203,876	$191,077	$836,281	$813,067
Cost of sales	137,987	133,845	565,476	553,981
Gross profit	65,889	57,232	270,805	259,086
Selling, general and administrative expenses	51,304	38,746	204,108	186,876
(Gain) loss on disposal of fixed assets	(52)	(117)	201	(195)
Impairment charges	—	—	22,016	—
Operating income (loss)	14,637	18,603	44,480	72,405
Interest expense, net	7,761	1,374	30,937	6,349
Income (loss) before income taxes	6,876	17,229	13,543	66,056
Income tax expense (benefit)	2,579	4,690	6,342	17,189
Net income (loss)	$4,297	$12,539	$7,201	$48,867
Net income (loss) per common share:
Basic	$0.12	$0.34	$0.19	$1.33
Diluted	$0.11	$0.34	$0.19	$1.32
Weighted average common shares outstanding:
Basic	37,255,837	36,840,253	37,141,030	36,744,560
Diluted	37,444,040	37,142,056	37,403,518	37,095,568

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

(Dollars in thousands)

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash	$32,222	$30,290
Trade accounts receivable, net	109,372	113,907
Other accounts receivable, net	12,654	14,726
Inventories, net	97,001	90,844
Other current assets	8,058	6,854
Total Current Assets	259,307	256,621
Property, plant, & equipment, net	137,564	107,933
Right of use asset - operating leases	30,561	27,989
Goodwill and intangible assets, net	421,853	140,521
Deferred income taxes	205	209
Other assets	11,325	8,358
Total Assets	$860,815	$541,631
Liabilities & Shareholders' Equity
Current Liabilities
Accounts payable	$71,049	$79,050
Accrued expenses	49,196	53,523
Operating lease liability - short-term	6,597	5,943
Finance lease liability - short-term	621	593
Long-term debt - current portion	19,649	25,998
Total Current Liabilities	147,112	165,107
Long-term debt	355,310	31,989
Operating lease liability - long-term	23,700	22,352
Finance lease liability - long-term	7,994	8,615
Other liabilities	15,303	12,108
Deferred income taxes	33,884	8,660
Total Shareholders' Equity	277,512	292,800
Total Liabilities & Shareholders' Equity	$860,815	$541,631

MYERS INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cash Flows From Operating Activities
Net income (loss)	$4,297	$12,539	$7,201	$48,867
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities
Depreciation and amortization	9,833	5,882	38,593	22,786
Amortization of deferred financing costs	599	79	1,917	313
Amortization of acquisition-related inventory step-up	—	—	4,457	—
Non-cash stock-based compensation expense	923	1,593	1,660	6,671
(Gain) loss on disposal of fixed assets	(52)	(117)	201	(195)
Impairment charges	—	—	22,016	—
Deferred taxes	(6,048)	1,039	(6,048)	1,039
Other	(847)	(1,529)	(297)	944
Cash flows provided by (used for) working capital
Accounts receivable - trade and other, net	11,176	(11,108)	26,822	2,656
Inventories	7,612	5,535	6,227	2,630
Prepaid expenses and other current assets	1,143	2,204	(525)	151
Accounts payable and accrued expenses	(1,288)	(717)	(22,932)	310
Net cash provided by (used for) operating activities	27,348	15,400	79,292	86,172
Cash Flows From Investing Activities
Capital expenditures	(7,133)	(3,563)	(24,435)	(22,855)
Acquisition of business, net of cash acquired	—	—	(348,312)	(160)
Proceeds from sale of property, plant, and equipment	130	116	242	258
Net cash provided by (used for) investing activities	(7,003)	(3,447)	(372,505)	(22,757)
Cash Flows From Financing Activities
Net borrowings (repayments) from revolving credit facility	(5,000)	(2,000)	(20,000)	(36,000)
Proceeds from Term Loan A	—	—	400,000	—
Repayments of Term Loan A	(8,000)	—	(18,000)	—
Repayments of senior unsecured notes	—	—	(38,000)	—
Payments on finance lease	(151)	(139)	(593)	(542)
Cash dividends paid	(5,040)	(4,974)	(20,432)	(20,240)
Proceeds from issuance of common stock	289	390	3,342	2,338
Shares withheld for employee taxes on equity awards	(23)	(17)	(2,050)	(2,072)
Deferred financing fees	—	—	(9,172)	—
Net cash provided by (used for) financing activities	(17,925)	(6,740)	295,095	(56,516)
Foreign exchange rate effect on cash	92	309	50	252
Net increase (decrease) in cash	2,512	5,522	1,932	7,151
Beginning Cash	29,710	24,768	30,290	23,139
Ending Cash	$32,222	$30,290	$32,222	$30,290

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$152,704	$51,225	$203,929	$(53)	$203,876
Net income					4,297
Net income margin					2.1%

Gross profit					65,889
Less: Restructuring expenses and other adjustments					(157)
Adjusted gross profit					65,732
Gross margin as adjusted					32.2%

Operating income (loss)	25,924	(1,552)	24,372	(9,735)	14,637
Operating income margin	17.0%	-3.0%	12.0%	n/a	7.2%
Add: Restructuring expenses and other adjustments	7	427	434	1,854	2,288
Add: Acquisition and integration costs	—	—	—	212	212
Add: Environmental reserves, net(2)	—	—	—	500	500
Adjusted operating income (loss)(1)	25,931	(1,125)	24,806	(7,169)	17,637
Adjusted operating income margin	17.0%	-2.2%	12.2%	n/a	8.7%
Add: Depreciation and amortization	8,793	822	9,615	218	9,833
Adjusted EBITDA	$34,724	$(303)	$34,421	$(6,951)	$27,470
Adjusted EBITDA margin	22.7%	-0.6%	16.9%	n/a	13.5%

(1) Includes gross profit adjustments of $(157) and SG&A adjustments of $3,157
(2) Includes environmental charges of $2,100 net of probable insurance recoveries of $1,600

	Quarter Ended December 31, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$126,918	$64,182	$191,100	$(23)	$191,077
Net income					12,539
Net income margin					6.6%

Gross profit					57,232
Add: Restructuring expenses and other adjustments					240
Adjusted gross profit					57,472
Gross margin as adjusted					30.1%

Operating income (loss)	29,931	339	30,270	(11,667)	18,603
Operating income margin	23.6%	0.5%	15.8%	n/a	9.7%
Add: Restructuring expenses and other adjustments	231	61	292	—	292
Add: Acquisition and integration costs	—	79	79	2,619	2,698
Less: Insurance recovery of legal fees(3)	(6,700)	—	(6,700)	—	(6,700)
Add: Environmental reserves, net(2)	—	—	—	1,000	1,000
Adjusted operating income (loss)(1)	23,462	479	23,941	(8,048)	15,893
Adjusted operating income margin	18.5%	0.7%	12.5%	n/a	8.3%
Add: Depreciation and amortization	4,922	692	5,614	268	5,882
Adjusted EBITDA	$28,384	$1,171	$29,555	$(7,780)	$21,775
Adjusted EBITDA margin	22.4%	1.8%	15.5%	n/a	11.4%

(1) Includes gross profit adjustments of $240 and SG&A adjustments of $(2,950)
(2) Includes environmental charges of $2,700 net of probable insurance recoveries of $1,700
(3) Includes total insurance recovery of $10,000 net of recoverable expenses incurred in the current year of $3,300

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

GROSS PROFIT, OPERATING INCOME AND EBITDA (UNAUDITED)

(Dollars in thousands)

	Year Ended December 31, 2024
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$621,655	$214,768	$836,423	$(142)	$836,281
Net income					7,201
Net income margin					0.9%

Gross profit					270,805
Add: Restructuring expenses and other adjustments					4,006
Add: Acquisition-related inventory step-up					4,457
Adjusted gross profit					279,268
Gross margin as adjusted					33.4%

Operating income (loss)	77,767	3,363	81,130	(36,650)	44,480
Operating income margin	12.5%	1.6%	9.7%	n/a	5.3%
Add: Executive severance costs	—	—	—	1,405	1,405
Add: Restructuring expenses and other adjustments	3,867	1,402	5,269	2,271	7,540
Add: Acquisition and integration costs	305	—	305	4,344	4,649
Add: Acquisition-related inventory step-up	4,457	—	4,457	—	4,457
Add: Impairment charges	22,016	—	22,016	—	22,016
Less: Insurance recovery of legal fees	(702)	—	(702)	—	(702)
Less: Environmental reserves, net(2)	—	—	—	(200)	(200)
Adjusted operating income (loss)(1)	107,710	4,765	112,475	(28,830)	83,645
Adjusted operating income margin	17.3%	2.2%	13.4%	n/a	10.0%
Add: Depreciation and amortization	34,499	3,248	37,747	846	38,593
Adjusted EBITDA	$142,209	$8,013	$150,222	$(27,984)	$122,238
Adjusted EBITDA margin	22.9%	3.7%	18.0%	n/a	14.6%

(1) Includes gross profit adjustments of $8,463, impairment charges of $22,016 and SG&A adjustments of $8,686
(2) Includes environmental charges of $3,100 net of probable insurance recoveries of $3,300

	Year Ended December 31, 2023
	Material Handling	Distribution	Segment Total	Corporate & Other	Total
Net sales	$555,259	$257,875	$813,134	$(67)	$813,067
Net income					48,867
Net income margin					6.0%

Gross profit					259,086
Add: Restructuring expenses and other adjustments					829
Adjusted gross profit					259,915
Gross margin as adjusted					32.0%

Operating income (loss)	100,088	10,967	111,055	(38,650)	72,405
Operating income margin	18.0%	4.3%	13.7%	n/a	8.9%
Add: Executive severance costs	—	410	410	289	699
Add: Restructuring expenses and other adjustments	1,456	914	2,370	166	2,536
Add: Acquisition and integration costs	—	376	376	2,745	3,121
Less: Insurance recovery of legal fees(3)	(6,700)	—	(6,700)	—	(6,700)
Add: Environmental reserves, net(2)	—	—	—	3,200	3,200
Adjusted operating income (loss)(1)	94,844	12,667	107,511	(32,250)	75,261
Adjusted operating income margin	17.1%	4.9%	13.2%	n/a	9.3%
Add: Depreciation and amortization	18,917	3,197	22,114	672	22,786
Adjusted EBITDA	$113,761	$15,864	$129,625	$(31,578)	$98,047
Adjusted EBITDA margin	20.5%	6.2%	15.9%	n/a	12.1%

(1) Includes gross profit adjustments of $829 and SG&A adjustments of $2,027
(2) Includes environmental charges of $6,500 net of probable insurance recoveries of $3,300
(3) Includes total insurance recovery of $10,000 net of recoverable expenses incurred in the current year of $3,300

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED OPERATING INCOME, ADJUSTED EBITDA AND FREE CASH FLOW (UNAUDITED)

(Dollars in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted operating income (loss) reconciliation:
Operating income (loss)	$14,637	$18,603	$44,480	$72,405
Executive severance costs	—	—	1,405	699
Restructuring expenses and other adjustments	2,288	292	7,540	2,536
Acquisition and integration costs	212	2,698	4,649	3,121
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	—	—	22,016	—
Insurance recovery of legal fees	—	(6,700)	(702)	(6,700)
Environmental reserves, net	500	1,000	(200)	3,200
Adjusted operating income (loss)	$17,637	$15,893	$83,645	$75,261

Adjusted EBITDA reconciliation:
Net income (loss)	$4,297	$12,539	$7,201	$48,867
Income tax expense (benefit)	2,579	4,690	6,342	17,189
Interest expense, net	7,761	1,374	30,937	6,349
Operating income (loss)	14,637	18,603	44,480	72,405
Depreciation and amortization	9,833	5,882	38,593	22,786
Executive severance costs	—	—	1,405	699
Restructuring expenses and other adjustments	2,288	292	7,540	2,536
Acquisition and integration costs	212	2,698	4,649	3,121
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	—	—	22,016	—
Insurance recovery of legal fees	—	(6,700)	(702)	(6,700)
Environmental reserves, net	500	1,000	(200)	3,200
Adjusted EBITDA	$27,470	$21,775	$122,238	$98,047

Free cash flow reconciliation:
Net cash provided by (used for) operating activities	$27,348	$15,400	$79,292	$86,172
Capital expenditures	(7,133)	(3,563)	(24,435)	(22,855)
Free cash flow	$20,215	$11,837	$54,857	$63,317

MYERS INDUSTRIES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER DILUTED SHARE (UNAUDITED)

(Dollars in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Adjusted net income (loss) reconciliation:
Net income (loss)	$4,297	$12,539	$7,201	$48,867
Income tax expense (benefit)	2,579	4,690	6,342	17,189
Income (loss) before income taxes	6,876	17,229	13,543	66,056
Executive severance costs	—	—	1,405	699
Restructuring expenses and other adjustments	2,288	292	7,540	2,536
Acquisition and integration costs	212	2,698	4,649	3,121
Acquisition-related inventory step-up	—	—	4,457	—
Impairment charges	—	—	22,016	—
Insurance recovery of legal fees	—	(6,700)	(702)	(6,700)
Environmental reserves, net	500	1,000	(200)	3,200
Adjusted income (loss) before income taxes	9,876	14,519	52,708	68,912
Income tax expense, as adjusted (1)	(2,568)	(3,630)	(13,704)	(17,228)
Adjusted net income (loss)	$7,308	$10,889	$39,004	$51,684

Adjusted earnings per diluted share reconciliation:
Net income (loss) per common diluted share	$0.11	$0.34	$0.19	$1.32
Executive severance costs	—	—	0.04	0.02
Restructuring expenses and other adjustments	0.06	0.00	0.20	0.06
Acquisition and integration costs	0.01	0.07	0.13	0.08
Acquisition-related inventory step-up	—	—	0.12	—
Impairment charges	—	—	0.59	—
Insurance recovery of legal fees	—	(0.18)	(0.02)	(0.18)
Environmental reserves, net	0.01	0.03	(0.01)	0.09
Adjusted effective income tax rate impact	0.00	0.03	(0.20)	(0.00)
Adjusted earnings per diluted share(2)	$0.19	$0.29	$1.04	$1.39

Items in this table may not recalculate due to rounding
(1) Income taxes are calculated using the normalized effective tax rate for each year. The rate used in 2024 is 26% and in 2023 is 25%.
(2) Adjusted earnings per diluted share is calculated using the weighted average common shares outstanding for the respective period.